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                                                                      EXHIBIT 12

                           SUN HEALTHCARE GROUP, INC.
                       RATIO OF EARNINGS TO FIXED CHARGES
                    (IN THOUSANDS OF DOLLARS, EXCEPT RATIO)
                                  (UNAUDITED)

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                                                                                                    SIX MONTHS
                                                                                                    ENDED JUNE
                                                           YEAR ENDED DECEMBER 31,                      30,
                                           -------------------------------------------------------  -----------
                                             1992       1993       1994       1995        1996         1997
                                           ---------  ---------  ---------  ---------  -----------  -----------
EARNINGS:
  Earnings before income taxes and
    extraordinary items..................  $   7,258  $  22,710  $  36,807  $  12,794  $    52,466  $    55,342
  Add Fixed Charges (excluding portion
    capitalized).........................      7,891      9,634     39,742     65,444       75,553       53,175
                                           ---------  ---------  ---------  ---------  -----------  -----------
Earnings available for fixed charges.....  $  15,149  $  32,344  $  76,549  $  78,238  $   128,019  $   108,517
                                           ---------  ---------  ---------  ---------  -----------  -----------
                                           ---------  ---------  ---------  ---------  -----------  -----------

FIXED CHARGES:
  Interest charges (including portion
    capitalized).........................  $     925  $     379  $  14,253  $  24,668  $    28,371  $    26,450
  Estimated interest factor on rental
    expense..............................      6,966      9,293     29,194     43,615       49,654       27,689
                                           ---------  ---------  ---------  ---------  -----------  -----------
Total fixed charges......................  $   7,891  $   9,672  $  43,447  $  68,283  $    78,025  $    54,139
                                           ---------  ---------  ---------  ---------  -----------  -----------
                                           ---------  ---------  ---------  ---------  -----------  -----------

RATIO OF EARNINGS TO FIXED
  CHARGES................................       1.92       3.34       1.76       1.15         1.64         2.00
                                           ---------  ---------  ---------  ---------  -----------  -----------
                                           ---------  ---------  ---------  ---------  -----------  -----------
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